Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis – June 2013

Series	2003-4
Deal Size	$725MM
Expected Maturity	10/15/2013

Yield	14.93%
Less: Coupon	0.55%
Servicing Fee	1.00%
Net Credit Losses	2.67%
Excess Spread :
June-13	10.71%
May-13	14.10%
April-13	11.87%
Three Month Average Excess Spread	12.23%

Delinquency:
30 to 59 Days	0.43%
60 to 89 Days	0.32%
90+ Days	0.70%
Total	1.45%

Principal Payment Rate	24.48%

Note :	The Controlled Accumulation period for Series 2003-4 commenced at the close of business on March 31, 2013. The performance statistics for Series 2003-4 reflect the impact of principal accumulation.